July 1, 2012

Schedule of Global Services & Charges

TRUST FOR PROFESSIONAL MANAGERS,
on behalf of the Heartland International Value Fund

Fee Schedule – Effective July 2012

Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

I.	Global Custody Charges	3
	Safekeeping & Transaction Charges	3
	Additional Transaction Charges	5
	Transaction Surcharges	6
	Direct Debit Charges	7
II.	Overdraft Interest Charges	7
III.	Out of Pocket Expenses	8
IV.	Billing	8
V.	Assumptions and Parameters	8
VI.	Value Added Credits:	8

Heartland International Value Fund	Page 2

Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

I.	Global Custody Charges

Safekeeping & Transaction Charges

The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions.  Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets.  Non-STP transactions will incur a surcharge as indicated under transaction surcharges.  Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	___	___	Malta	___	___
Australia	___	___	Mauritius	___	___
Austria	___	___	Mexico	___	___
Bahrain	___	___	Morocco	___	___
Bangladesh	___	___	Namibia	___	___
Belgium	___	___	Netherlands	___	___
Bermuda	___	___	New Zealand	___	___
Bosnia	___	___	Nigeria	___	___
Botswana	___	___	Norway	___	___
Brazil	___	___	Oman	___	___
Bulgaria	___	___	Pakistan	___	___
Canada	___	___	Palestine	___	___
Chile	___	___	Papua New Guinea	___	___
China	___	___	Peru	___	___
Colombia	___	___	Philippines	___	___
Costa Rica	___	___	Poland	___	___
Croatia	___	___	Portugal	___	___
Cyprus	___	___	Qatar	___	___
Czech Republic	___	___	Romania	___	___
Denmark	___	___	Russia	___	___
Ecuador	___	___	Saudi Arabia	___	___
Egypt	___	___	Serbia	___	___

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Estonia	___	___	Singapore	___	___
Euroclear Clearstream	___	___	Slovak Republic	___	___
Finland	___	___	Slovenia	___	___
France	___	___	South Africa	___	___
Germany	___	___	South Korea	___	___
Ghana	___	___	Spain	___	___
Greece	___	___	Sri Lanka	___	___
Hong Kong	___	___	Swaziland	___	___
Hungary	___	___	Sweden	___	___
Iceland	___	___	Switzerland	___	___
India	___	___	Taiwan	___	___
Indonesia	___	___	Thailand	___	___
Ireland	___	___	Trinidad	___	___
Israel	___	___	Tunisia	___	___
Italy	___	___	Turkey	___	___
Ivory Coast	___	___	Uganda	___	___
Japan	___	___	Ukraine	___	___
Jordan	___	___	United Arab Emirates	___	___
Kazakhstan	___	___	United Kingdom	___	___
Kenya	___	___	United States	___	___
Kuwait	___	___	Uruguay	___	___
Latvia	___	___	Venezuela	___	___
Lebanon	___	___	Vietnam	___	___
Lithuania	___	___	Virgin Islands	___	___
Luxembourg	___	___	Zambia	___	___
Malaysia	___	___	Zimbabwe	___	___

NOTE:
1. Unpriced fixed income instruments are valued at par.
2. Unpriced asset backed instruments are valued at current face.
3. Transaction charge is assessed per partial settlement.
4. Securities lending related movements are charged at the relevant transaction rates per market.
5. US is defined as DTC, FRB, and NY Vault held assets.
6. Assets held away incur transactions and asset charges at the US market rate.

The below asset charges will be applied incrementally based on the asset value of the denoted tiers.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

* <Market Name> Incremental Tier Value	Annual Asset Charge (BP)
First Tier value <= ____	____
Second Tier value > ____ <= ____	____
Third Tier value > ____	____

NOTE:
7. Line item fees are calculated based on the first tier asset charge (BP).

Should the monthly asset based fees, generated by each account, not exceed the individual account minimum a monthly account minimum will be applied.

Type	Monthly Minimum (USD)
Primary Account	____
Sub Account	____
Segregated W-9 sub accounts	____
Option Collateral Account	____

NOTE:
8. A sub account is an account in the name of the same legal entity and located at the same address as the primary account
9. For segregated W-9 Accounts minimum is 0.00, please see Qualified Intermediary section for separate fee

Additional Transaction Charges

The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions
Trade Cancel	____
US Vault Transfers – each side	____
Repurchase Agreement	____
Commercial Paper	____
Physical Securities Settlement	____
Other Transactions
3rd Party Derivatives	____
OTC Derivatives	____
Cash Transactions
USD Wire Payment (Debit or Credit)	____ ____ ____
Non USD Wire Payment (Debit or Credit)	____

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Transaction Type	Charge (USD)
Transfer of Cash between Accounts (Book Transfer)	____
Cashier Checks	____
Time Deposit	____
Paydowns	____
Corporate Actions
Tax Reclaim	____
Maturity	____
Proxy Announcement (Non US)	____
Proxy Vote (Non US)	____
MT599	____

NOTE:
10. A vault transfer is an instruction to deliver and receive securities free of payment between two client’s accounts.  Delivering and receiving accounts must be clearly identified in the instruction to qualify for the vault transfer rate.

Transaction Surcharges

The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions
Manual Trade	____
Repaired Trade	____
Cash Transactions
Manual Cash Movement	____
3rd Party Foreign Exchange	____

NOTE:
11. For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.
12. Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items
13. Repaired Trade surcharge are only applied to client instruction issues only.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Direct Debit Charges

The additional transaction charges are assessed directly to the agreed upon account at the time of transaction.  These items will not appear on your monthly invoice.

Transaction Type	Charge (USD)
Corporate Actions
EDS Election Service	____
ADR Pick Up	____
ADR Conversion/Cancellation	____
US Withholding Tax Adjustments	____
Worthless Securities	____
Miscellaneous
Restricted Securities Investigation	____
Restricted Securities Lifting	____

II.	Overdraft Interest Charges

BBH charges USD overdrafts using 30 day LIBOR as the rate basis, plus a standard Overdraft basis point spread in the table below.

Non USD overdraft interest is calculated at the BBH Base Rate plus a standard Overdraft basis point spread in the table below.

Type	Standard Basis Point (bp)
Overdraft	____

BBH Base Rates are set daily reflecting BBH’s effective trading rate in the local money markets on each day.  In those markets where a true money market rate is not available, or is not reflective of the market, the BBH Treasury Group sets overdraft rates on a market-by-market basis, taking into consideration market standards and conditions.

Overdraft interest accrues daily and posts monthly to the agreed upon account on the last day of the month with next day funds based on adjusted available balances.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

III.	Out of Pocket Expenses

BBH will cap the out of pocket charges for the Heartland International Value Fund. at ____ basis points on total net assets.

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

IV.	Billing

Fees are payable on a monthly basis in US Dollars.

V.	Assumptions and Parameters

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above offered contingent upon the information provided by Heartland and assuming the actual experience will not be materially different from this projected activity.  BBH reserves the right to modify as additional services or changes in scope are introduced and approved by Heartland.

VI.	Value Added Credits:

Brokerage: BBH will reduce transaction charges to $____ for all trades executed through BBH brokerage.

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Brown Brothers Harriman & Co.	Schedule of Global Services & Charges

Accepted and agreed:

Fee Schedule Effective Date:     July 1, 2012

TRUST FOR PROFESSIONAL MANAGERS, on behalf of the Heartland International Value Fund

By:     /s/ Joseph Neuberger

Name: Joseph Neuberger

Date:   July 12, 2012

Brown Brothers Harriman

By:     /s/ James R. Kent

Name: James R. Kent, Managing Director

Date:   __________________________________

Heartland International Value Fund agrees to pay Brown Brothers Harriman the fees in the amount set forth in the fee schedule in effect on the date hereof or as amended from time to time.

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